Exhibit 32.1.4

CERTIFICATION

I, Karin-Joyce Tjon Sien Fat, principal financial officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Karin-Joyce Tjon Sien Fat
Karin-Joyce Tjon Sien Fat, Chief Financial Officer and Treasurer
(Principal Financial Officer)

April 13, 2012